UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------


                                    FORM 8-K


                                 CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934
                Date of Report (Date of earliest event reported):
                                January 18, 2008


                                  ULTICOM, INC.

             (Exact name of registrant as specified in its charter)


         NEW JERSEY                      0-30121                 22-2050748
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


                                1020 Briggs Road,
                            Mount Laurel, New Jersey
                                      08054

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)   Election of Directors.

      On January 18, 2008, John Bunyan was elected as a member of the Board of Directors (the "Board") of Ulticom, Inc. (the "Company") by unanimous vote of the then-incumbent directors, effective immediately. Article III, Section 9 of the Company's Bylaws allows vacancies on the Board to be filled by the majority of the remaining directors of the Board. Mr. Bunyan was recommended as a candidate for the position of director by the Corporate Governance and Nominating Committee. His candidacy was submitted to the Committee by Comverse Technology, Inc. ("Comverse"), the Corporation's majority shareholder. Except as described above, there is no arrangement or understanding between Mr. Bunyan and any other person pursuant to which he was elected to the Board.

      Mr. Bunyan is currently the Chief Marketing Officer of Comverse. Mr. Bunyan has more than 20 years of senior management experience. He was Senior Vice President of Mobile Multimedia Services at AT&T Wireless and was responsible for the consumer wireless data business. In this role he helped develop messaging, mobile internet, and other consumer services. Mr. Bunyan also served as Senior Vice President of Marketing at Dun & Bradstreet, and prior to that, as Executive Vice President of Marketing at Reuters Americas. Mr. Bunyan has also consulted for a number of venture-funded firms in wireless and other industries. Earlier in his career, he held senior positions with McGraw-Hill/Standard & Poor's and managed a marketing communications firm. Mr. Bunyan is a graduate of Stanford University.

(e)   Compensatory Arrangements of Certain Officers.

      On January 18, 2008, the Compensation Committee of the Board took actions with respect to the compensation of certain Senior Vice Presidents, and recommended to the Board the adoption of certain employee benefit plans in which Senior Vice Presidents will participate.

      On January 18, 2008, the promotion of Shila Roohi to Senior Vice President
- Engineering was approved by the Compensation Committee of the Board. In connection with Ms. Roohi's promotion, the Compensation Committee of the Board amended Ms. Roohi's base salary to $200,000, and Ms. Roohi was provided with a Change of Control Termination Protection Agreement ("Change of Control Agreement"). The Change of Control Agreement provides for benefits applicable upon termination of Ms. Roohi without "cause" or for "good reason" within 60 days prior to or within one year of a "change in control" of the Company (each term is defined in the Change of Control Agreement). Upon a covered termination of employment, Ms. Roohi would receive (i) severance payments in an amount equal to her base salary in effect immediately prior to such termination plus the pro rata portion of the targeted annual bonus for the Company's fiscal year in which such termination occurs, (ii) full vesting of equity awards upon such



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termination and (iii) medical and dental insurance coverage for one year following such termination at the same benefit level as provided to active employees of the Company during such year. The Change of Control Agreement has a one year term that will automatically renew for subsequent one-year periods unless either party provides sixty days notice of nonrenewal, except that the term shall extend for one year following the date on which a "change of control" of the Company occurs. The foregoing description of the Change of Control Agreement is not complete and is qualified in its entirety by the Form of Change of Control Termination Protection Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 8, 2007, which is incorporated herein by reference.

      In addition, on January 18, 2008, the Compensation Committee of the Board approved the promotion of James Johnston from Senior Vice President - Engineering to Senior Vice President - Operations. In connection with Mr. Johnston's promotion, the Compensation Committee of the Board amended Mr. Johnston's base salary to $230,000.

      On January 18, 2008, the Board of the Company approved the U.S. Employee Retention Plan (the "Retention Plan"), which includes the payment of retention bonuses to Senior Vice Presidents, among other employees. Pursuant to the Retention Plan, Mark Kissman, Senior Vice President and Chief Financial Officer, Osman Duman, Senior Vice President and Chief Marketing Officer, Mr. Johnston and Ms. Roohi are each eligible to earn a retention bonus of up to the equivalent of 65% of each of his or her base salary. The foregoing description of the Retention Plan is not complete and is qualified in its entirety by Item 8.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 8.01   OTHER EVENTS

      The Retention Plan approved by the Board on January 18, 2008 includes the payment of retention bonuses to Senior Vice Presidents, among other certain employees. Participants are eligible to earn between 20% and 65% of base salary, with the first payment being made to participants on February 15, 2009 in an amount equal to 60% of the total amount of a participant's retention bonus, and the second payment being made on February 15, 2010 in an amount equal to 40% of the total amount of a participant's retention bonus. In general, as a precondition to receipt of each payment, the eligible participant must be employed by the Company as of the eligible payment date. The dollar amount of the retention bonus that the participant would be eligible to earn on each of the foregoing dates would be based on the amount of such participant's base salary on the applicable payment date.

      On January 18, 2008, the Board of the Company approved the Enhanced Severance Plan (the "Severance Plan"), which includes the payment of severance and benefits upon termination without "cause" (as defined in the Severance Plan) through February 15, 2009 to certain employees who are not a party to a Change of Control Agreement. Participants are eligible to receive severance pay in an amount that is based on their base pay, job level and years of service at the Company at the time of their termination. Concurrent with the period that



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participants are paid severance pursuant to the Severance Plan, participants are eligible to continue to receive health and welfare benefits if, prior to their termination, they received such benefits through the Company.

      On January 18, 2008, the Board also adopted a formal general severance policy (the "General Severance Policy") in which all employees of the Company are eligible to participate, and established a minimum and maximum number of weeks for which participants would receive severance pay. Under the General Severance Policy, upon termination without "cause" (as defined in the General Severance Policy), participants are eligible to receive one week of base pay for every six months of service. Participants that serve as non-exempt employees at the Company are eligible to receive severance pay for a minimum of two weeks and a maximum of twelve weeks. Participants that serve as managers or directors at the Company or at lower levels are eligible to receive severance pay for a minimum of four weeks and a maximum of twenty-six weeks. Participants that serve as vice-presidents at the Company are eligible to receive severance pay for a minimum of twelve weeks and a maximum of twenty-six weeks.























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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ULTICOM, INC.



Date:  January 25, 2008                        By:  /s/  Shawn Osborne
                                                  -----------------------------
                                                  Name:  Shawn Osborne
                                                  Title: Chief Executive Officer






















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